CONTROL NUMBER                   BIOTIME, INC.     SUBSCRIPTION CERTIFICATE FOR



                   SUBSCRIPTION CERTIFICATE FOR COMMON SHARES
                  VOID IF NOT EXERCISED AT OR BEFORE 5:00 P.M.
           (NEW YORK TIME) ON MARCH ___, 1999, THE EXPIRATION DATE.       RIGHTS
                 THIS SUBSCRIPTION CERTIFICATE IS TRANSFERRABLE
                         AND MAY BE COMBINED OR DIVIDED
Expiration Date               (BUT ONLY INTO SUBSCRIPTION     SUBSCRIPTION PRICE
March __, 1999 CERTIFICATES EVIDENCING A WHOLE NUMBER OF RIGHTS)    U.S. $______
                    AT THE OFFICE OF THE SUBSCRIPTION AGENT            PER SHARE


                                                               CUSIP
                                                         09066L 12 1


THIS SUBSCRIPTION CERTIFICATE MAY BE USED TO SUBSCRIBE FOR
COMMON SHARES OR MAY BE ASSIGNED OR SOLD. FULL INSTRUCTIONS
APPEAR ON THE BACK OF THIS SUBSCRIPTION CERTIFICATE.

REGISTERED OWNER:



The registered owner of this Subscription Certificate, named above, or assignee, is entitled to the number of Rights to subscribe for Common Shares, no par value, of BioTime, Inc. shown above, in the ratio of one Common Share for each 20 Rights held, and upon the terms and conditions and at the price for each Common Share specified in the Prospectus dated February ___, 1999.


If you exercise fewer than all the Rights represented by this Subscription Certificate, the subscription agent will issue a new Subscription Certificate representing the balance of the unexercised Rights, provided that the subscription agent has received your properly completed and executed Subscription Certificate and payment prior to 5:00 p.m., New York time, on March __, 1999. No new Subscription Certificate will be issued after that date.



IMPORTANT: Complete appropriate form on reverse


DATE: February ___, 1999
                                  BIOTIME, INC.



--------------------------------------------------------------------------------
                                    SECRETARY




--------------------------------------------------------------------------------
                            CHIEF EXECUTIVE OFFICER



Countersigned: American Stock Transfer & Trust Company (New York, N.Y.)
                Subscription Agent

         By: ___________________________________________
             Authorized Signature


                                   EXHIBIT 4.4






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                                                                                    Expiration Date: March __, 1999



                   PLEASE COMPLETE ALL APPLICABLE INFORMATION


    By Mail:                                 By Hand:                                   By Overnight Courier:
To: American Stock                       To: American Stock                         To: American Stock
    Transfer & Trust Company                 Transfer & Trust Company                   Transfer & Trust Company
    40 Wall Street, 46th Floor               40 Wall Street, 46th Floor                 Exchanges and Tenders
    New York, New York 10005                 New York, New York 10005                   40 Wall Street, 46th Floor
                                                                                        New York, New York 10005


SECTION 1: TO SUBSCRIBE: I hereby irrevocably subscribe for the dollar amount of common shares indicated as the total of A and B below upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged.


         TO SELL: If I have checked either the box on line C or the box on line D, I authorize the sale of Rights by the subscription agent according to the procedures described in the Prospectus. The check for the proceeds of sale will be mailed to the address of record.


Please check [X] below:

[ ] A. Subscription                    divided by 20 =              .000 x $                   = $
                    ------------------                 ------------------  --------------------  ----------------
                    (Rights Exercised)                 (Shares Requested)  (Subscription Price)  (Amount Required)

[ ] B. Over-Subscription Privilege                                  .000 x $                   = $              (*)
                                                       ------------------  --------------------  -------------------
                                                       (Shares Requested)  (Subscription Price)  (Amount Required)

       Amount of Check Enclosed or Amount in Notice of Guaranteed Delivery (total of A + B)    = $
                                                                                                --------------------

       Make check payable to the order of "BioTime, Inc."


       (*) The over-subscription privilege can be exercised by certain shareholders only, as described in the
           Prospectus.


[ ] C. Sell any remaining unexercised Rights

[ ] D. Sell all of my Rights.

_______________________________________ Please provide your telephone number    Day (___)___________________________
Signature of Subscriber(s)/Seller(s)                                        Evening (___)___________________________

Social Security Number or Tax ID Number: _______________________________________________

SECTION II: TO TRANSFER RIGHTS: (except pursuant to C and D above)

For  value  received, __________________________ of the Rights represented by this Subscription Certificate are assigned to

----------------------------------------------------------       ----------------------------------------------------------
Social  Security  Number  or Tax ID Number of Assignee           (Print Full Name of Assignee

----------------------------------------------------------       ----------------------------------------------------------
Signature(s)  of Assignor(s)                                     (Print Full Address including postal Zip Code)

The  signature(s)  must  correspond  with the name(s) as written upon the face of this  Subscription  Certificate,  in every particular, without alteration.


IMPORTANT:  For transfer, a signature guarantee must be provided by an eligible financial institution which is a participant in a recognized signature guarantee program.


SIGNATURE GUARANTEED BY:

------------------------------------

PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO  WITHHOLDING OF U.S.  TAXES UNLESS THE SELLER'S  CERTIFIED U.S.  TAXPAYER
IDENTIFICATION  NUMBER (OR CERTIFICATION  REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS
NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.


[ ]  CHECK HERE IF RIGHTS ARE BEING  EXERCISED  PURSUANT TO A NOTICE OF GUARANTEED  DELIVERY  DELIVERED TO THE  SUBSCRIPTION
     AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:

     NAME(S) OF REGISTERED OWNER(S):
     WINDOW TICKET NUMBER (IF ANY):
     DATE OF EXECUTION OF NOTICE OF GUARANTEED DELIVERY:
     NAME OF INSTITUTION WHICH GUARANTEED DELIVERY:
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